UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2003 (May 30, 2003)

Date of Report (Date of earliest event reported)

Cabletel Communications Corp.

(Exact name of Registrant as specified in its charter)

Ontario, Canada

(Jurisdiction of incorporation or organization)

1-13332	8647 8525

(Commission File Number)	(Canadian Federal Tax Account Number)

230 Travail Rd., Markham, Ontario, Canada L3S 3J1

(Address of principal executive offices)

(905) 475-1030

(Registrant’s telephone number, including area code)

Item 5.     Other Events

     On May 30, 2003, Cabletel Communications Corp. announced that it has entered into a waiver and amendment to its credit agreement with its senior bank lender that has resolved previously announced technical violations with respect to the quarter ended March 31, 2003. The technical violations had resulted from a variation of the required minimum adjusted net worth, debt service coverage ratio and interest coverage ratio as of March 31, 2003.

Item 7.     Financial Statements and Exhibits

     99.1     Press release dated May 30, 2003

     99.2     Waiver to Credit Agreement Dated May 13, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLETEL COMMUNICATIONS CORP. (Registrant)

Date: June 3, 2003	By:	/s/ Ron Eilath Ron Eilath Executive Vice President and Chief Financial Officer